As filed with the Securities and Exchange Commission on March 31, 2000
                                                     Registration No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           METROCORP BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

                Texas                                 76-0579161
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                  Identification No.)

                       9600 Bellaire Boulevard, Suite 252
                              Houston, Texas 77036
                                 (713) 776-3876
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                                -----------------

                                 Ruth E. Ransom
                             Chief Financial Officer
                           MetroCorp Bancshares, Inc.
                       9600 Bellaire Boulevard, Suite 252
                              Houston, Texas 77036
                                 (713) 776-3876
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                              William T. Luedke IV
                          Bracewell & Patterson, L.L.P.
                            711 Louisiana, Suite 2900
                              Houston, Texas 77002
                                 (713) 223-2900

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement.

                              -------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
TITLE OF EACH CLASS OF                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
  SECURITIES TO BE          AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING     AMOUNT OF REGISTRATION
     REGISTERED             REGISTERED(1)         SHARE(2)               PRICE(2)                    FEE
--------------------------------------------------------------------------------------------------------------------
Shares of Common
Stock, $1.00 par value         700,000             $7.6875               $5,381,250                  $1421
====================================================================================================================

(1) Plus such additional number of shares as may be required in the event of a stock dividend, reverse stock split, split-up, recapitalization or other similar event.

(2) Estimated solely for the purpose of computing the registration fee and calculated pursuant to Rule 457(c) by multiplying the number of shares to be registered by the average of the high and low prices of a share of Common Stock as reported on The Nasdaq Stock Market, Inc. on March 27, 2000, which was $7.6875.

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
--------------------------------------------------------------------------------

                                   PROSPECTUS

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METROCORP BANCSHARES, INC.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

700,000 SHARES OF COMMON STOCK

We are offering a maximum of 700,000 shares of our $1.00 par value common stock issuable through our Dividend Reinvestment and Stock Purchase Plan, which was adopted by our Board of Directors on January 28, 2000. The plan provides you with an economical and convenient method of investing both cash dividends and optional cash payments in additional shares of common stock without payment of any brokerage commissions, service charges or other costs.

The price of the shares purchased with reinvested dividends and optional cash payments, if any, will be the market price of the shares as determined under the plan. Our stock is traded on The Nasdaq Stock Market, Inc. National Market System under the symbol "MCBI".

We have selected American Stock Transfer & Trust Company to administer the plan. Registered shareholders of the company may enroll in the plan by completing the enclosed authorization card. A broker, bank or other nominee may reinvest cash dividends and make optional cash payments on behalf of beneficial owners.

THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.

--------------------------------------------------------------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

CASH DIVIDENDS, OPTIONAL CASH PAYMENTS AND SHARES OF COMMON STOCK PURCHASED PURSUANT TO THE PLAN ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                 THE DATE OF THIS PROSPECTUS IS MARCH 31, 2000

                      WHERE YOU CAN FIND MORE INFORMATION

     MetroCorp Bancshares, Inc. has filed with the Securities and Exchange Commission a registration statement on Form S-3 to register the MetroCorp Bancshares, Inc. common stock to be issued pursuant to the Dividend Reinvestment and Stock Purchase Plan. As allowed by Commission rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits thereto. The registration statement, including its exhibits and schedules, contains additional relevant information about us and our common stock. This prospectus is a part of the registration statement.

     In addition to filing this registration statement with the Commission, we file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. You may read and copy the information at the following locations of the Commission:

        Public Reference Room             New York Regional Office        Chicago Regional Office
       450 Fifth Street, N.W.               7 World Trade Center              Citicorp Center
              Room 1024                          Suite 1300               500 West Madison Street
       Washington, D.C. 20549             New York, New York 10048               Suite 1400
                                                                        Chicago, Illinois 60661-2511

     You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like MetroCorp Bancshares, Inc., who file electronically with the Commission. The address of that site is http://www.sec.gov.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be an important part of this prospectus. In addition, information that we file later with the Commission will automatically update and supersede the information in this prospectus and incorporated by reference.

     We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934 until we no longer issue securities under the plan:

     1.  Our Annual Report on Form 10-K for the year ended December 31, 1999;
         and

     2. Our Registration Statement on Form 8-A filed with the Commission on November 10, 1998, as updated in any amendment or report filed for that purpose.

     We will promptly furnish you, at no cost, a copy of any and all of the information that we have incorporated by reference in this prospectus (without exhibits, unless such exhibits are specifically incorporated by reference) upon your oral or written request to:

                          Ruth E. Ransom
                          Chief Financial Officer
                          9600 Bellaire Boulevard, Suite 252
                          Houston, Texas 77036
                          (713) 776-3876

                           METROCORP BANCSHARES, INC.

     We are a Texas corporation and a bank holding company headquartered in Houston, Texas. We conduct business through our subsidiary, MetroBank, N.A. We operate in a niche market by addressing the banking needs of the Asian and Hispanic communities in Houston and Dallas. We have fifteen full-service banking offices located in areas with a large Asian or Hispanic community. We seek to provide personalized, culturally sensitive service to small and medium-sized businesses and consumers located in our market areas. Our principal lines of business are commercial and industrial loans, commercial mortgage loans, residential mortgage products, government guaranteed small business loans, trade finance loans and letters of credit, and accounts receivable factoring. We also offer a wide variety of loan and deposit products and services to consumers.

     At December 31, 1999, we had total assets of $660.6 million, total loans of $500.7 million, total deposits of $544.4 million and total shareholders' equity of $52.6 million. Our principal executive offices are located at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.

      DESCRIPTION OF THE METROCORP BANCSHARES, INC. DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN

     On January 28, 2000, the Board of Directors of the company voted to adopt this plan which provides for the issuance and sale by the company of authorized but unissued and treasury shares of $1.00 par value common stock of the company to shareholders of the company. The plan also provides for the purchase of the company's common stock on the open market. The company has reserved 700,000 shares of its common stock for issuance and sale under the plan and pursuant to this prospectus.

     The following is a question and answer statement explaining the provisions of the plan. A copy of the plan may be obtained from the company at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, Attention: Chief Financial Officer. In the event of any conflict between the answers to these questions and the plan, the more detailed provisions of the plan will control. Shareholders who do not participate in the plan will continue to receive cash dividends, if, when and as declared, in the usual manner.

PURPOSE

1.  WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the plan is to provide the shareholders of the company with a simple and convenient method of investing cash dividends and optional cash payments in additional shares of the common stock of the company without payment of any brokerage commissions, service charges or other costs. The plan is intended to benefit long-term investors who wish to increase their investment in the common stock. To the extent that shares are purchased from the company rather than in the open market, the plan will assist the company in raising funds for general corporate purposes.

ADVANTAGES AND DISADVANTAGES TO PLAN PARTICIPANTS

2.  WHAT ARE THE ADVANTAGES OF THE PLAN?

    o REINVESTMENT. The plan permits you to reinvest cash dividends paid on all or a portion of your shares in additional shares of common stock without incurring any brokerage commission costs.

    o FULL INVESTMENT. The plan permits you to acquire shares of the common stock automatically. You may reinvest all cash dividends paid on your shares because the plan allows you to purchase fractional shares. Fractional shares will earn dividends in the same manner as whole shares.

    o COST SAVINGS. The plan provides you with the opportunity to make additional voluntary cash contributions in amounts not less than $100 nor more than $5,000 during any dividend period, to purchase shares of common stock, without the payment of service charges or brokerage commissions.

    o EASE OF RECORDKEEPING. Your recordkeeping will be simplified because you will receive a detailed statement of your account, including the cost basis of the shares purchased, after each investment is made.

    o SAFEKEEPING. The plan administrator provides you with free safekeeping services for the certificates representing the shares purchased and credited to your account.

3.  WHAT ARE THE DISADVANTAGES OF THE PLAN?

     If you reinvest dividends paid on shares of common stock, you will be treated for federal income tax purposes as having received a dividend but will not receive cash to pay any tax payment obligations. In addition, because the plan agent will generally purchase the shares of common stock for your benefit at any time within thirty (30) days after an investment date, you will have limited control regarding the specific timing of purchases of common stock made for your accounts.

ADMINISTRATION

4.  WHO ADMINISTERS THE PLAN?

     The plan will be administered by American Stock Transfer & Trust Company (the "plan agent"). The plan agent also serves as the company's stock transfer agent and registrar. The plan agent will keep records, send statements of account to you and perform other duties related to the plan. The company may adopt rules and regulations to facilitate administration of the plan and may replace the plan agent at any time.

     The plan agent may be contacted at:

        American Stock Transfer & Trust Company
        Dividend Reinvestment Department
        40 Wall Street, 46th Floor
        New York, New York 10005
        (800) 278-4353

PARTICIPATION

5.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     All holders of record of the common stock are eligible to participate in the plan. A beneficial owner of common stock whose shares are registered in a name other than his own must become a shareholder of record by having all or a part of such shares transferred into his own name, or arrange for the holder of record of such shares to enroll in the plan, in order to participate in the plan.

6.  HOW DOES AN ELIGIBLE SHAREHOLDER ENROLL IN THE PLAN?

     You may enroll in the plan by completing and signing the authorization card accompanying this prospectus and returning it to the plan agent. If your shares are registered in more than one name (E.G., joint tenants or trustees), all registered owners must sign the authorization card exactly as their names appear on the account registration.

     You may obtain additional authorization cards at any time by written or oral request to the plan agent. Upon enrollment, your participation continues automatically until you terminate it or until the plan is terminated by the company.

7.  WHEN MAY AN ELIGIBLE SHAREHOLDER ENROLL IN THE PLAN?

     You may enroll in the plan at any time. If your authorization card requesting reinvestment of dividends is received by the plan agent on or before the record date established for a particular dividend, reinvestment will commence with that dividend. If the plan agent receives your authorization card after the record date established for a particular dividend, the reinvestment of dividends will begin with the dividend following the next record date, if you are still a holder of record.

     All optional cash payments received prior to an investment date will be invested at that investment date. Optional cash payments made on or after an investment date will be invested for the next investment date. (See Questions 10 through 12.)

8.  WHAT DOES THE AUTHORIZATION CARD PROVIDE?

     The authorization card allows you to determine the extent to which you want to participate in the plan. You may invest your cash dividends in additional shares of common stock by electing either one of the following investment options:

    o "FULL DIVIDEND REINVESTMENT" -- directs the plan agent to apply cash dividends paid on all shares of common stock registered in your name or which are held for you in your reinvestment account, together with any optional cash payments, towards the purchase of additional shares of common stock.

    o "PARTIAL DIVIDEND REINVESTMENT" -- directs the plan agent to apply cash dividends only with respect to the number of shares of common stock you identify on the authorization card and with respect to any additional shares of common stock held for you in your reinvestment account, together with any optional cash payments, towards the purchase of additional shares of common stock.

    o "OPTIONAL CASH PAYMENTS ONLY" -- directs the plan agent to establish an account for investment of your optional cash payments only, of not less than $100 nor more than $5,000 per quarter. Such cash payments as well as dividends received on the shares held in your reinvestment account will be used to purchase additional shares of common stock. You will continue to receive all cash dividends on the shares of common stock registered in your name.

     If you elect the dividend reinvestment option, you may also make optional cash payments. If you elect the dividend reinvestment option, dividends will be reinvested on all shares of common stock registered in your name, including shares subsequently acquired. Whether or not you elect to reinvest dividends on the shares registered in your name, all cash dividends paid on whole or fractional shares previously credited to your plan account will be reinvested automatically.

9.  MAY A PARTICIPANT CHANGE THE EXTENT OF HIS OR HER PARTICIPATION IN THE PLAN?

     You may change your investment option under the plan at any time by completing a new authorization card and returning it to the plan agent.

OPTIONAL CASH PAYMENTS

10.  HOW CAN I MAKE OPTIONAL CASH PAYMENTS?

     If you are a shareholder of record and submitted a signed authorization card, you are eligible to make optional cash payments, whether or not you elect to reinvest dividends. You may make optional cash payments to the plan of not less than $100 and not more than $5,000 per quarter. The same amount need not be invested in each quarter. You are under no obligation to make any optional cash payments.

     You may make an optional cash payment by forwarding a check or money order, payable to the plan agent, with a completed authorization card when enrolling in the plan. In addition, you may make an optional cash payment at any time if it is accompanied by the optional cash payment form included with each statement of your account.

     Optional cash payments may only be made during a dividend period in which a dividend is actually paid. If the company does not pay a dividend during any dividend period, the plan agent will not purchase shares of common stock pursuant to any optional cash payments.

11.  WHEN WILL OPTIONAL CASH PAYMENTS BE INVESTED?

     Optional cash payments are invested as of each dividend payment date (normally January 15, April 15, July 15, and October 15) (the "investment date"). The plan agent will apply any optional cash payment received from you before the investment date to the purchase of common stock for your account on the investment date. An optional cash payment will not be deemed to have been made by you or received by the plan agent until the funds are actually collected.

     Interest will not be paid on optional cash payments. For this reason, it is to your benefit to mail payments so that they are received by the plan agent immediately prior to the next investment date.

12.  MAY OPTIONAL CASH PAYMENTS BE RETURNED TO A PARTICIPANT?

     Yes. Optional cash payments will be returned to you upon written request to the plan agent, provided that the request is received not later than 48 hours prior to the next scheduled investment date.

     Any optional cash payments in an amount less than the $100 minimum will be returned. If an optional cash payment exceeds the $5,000 maximum, the excess above $5,000 will be returned.

PURCHASES

13.  WHAT IS THE SOURCE OF THE COMMON STOCK PURCHASED UNDER THE PLAN?

     The plan agent may purchase shares of common stock for participants' plan accounts by either:

    o  authorized but unissued shares or treasury shares of the company; or

    o shares of common stock purchased in the open market. The source of shares will be as determined by the company's board of directors. The company will not exercise any direct or indirect control over the prices or timing of purchases the plan agent makes.

14.  HOW WILL THE PRICE OF SHARES PURCHASED UNDER THE PLAN BE DETERMINED?

     The purchase price of common stock purchased directly from the company will be the average of the high and low sales prices as reported on the Nasdaq National Market System for a share of common stock on the day preceding the relevant investment date. If no shares were traded on that day, the average of the previous trading day's reported high and low sales prices will be used.

     The purchase price of shares purchased on the open market will be the weighted average cost per share (excluding brokerage commissions) to the plan agent of such purchases for the applicable investment date.

15.  HOW WILL THE NUMBER OF SHARES PURCHASED FOR EACH PARTICIPANT BE DETERMINED?

     The number of shares to be purchased for you by the plan agent will equal your total dollar amount to be invested divided by the applicable purchase price. Fractional shares shall be calculated to three (3) decimal places.

     If you elect to reinvest dividends on common stock registered in your name, your dollar amount to be invested as of any investment date will be the sum of:

    o  the dividend on all shares registered in your name;

    o  any optional cash payments to be invested as of the investment date; and

    o the dividend on all whole or fractional shares of common stock previously credited to your plan account.

     If you elect to invest only optional cash payments, your dollar amount to be invested as of any investment date will be the sum of:

    o  any optional cash payments to be invested as of the investment date; and

    o the dividend on all whole or fractional shares of common stock previously credited to your plan account.

16.  WHEN WILL SHARES BE PURCHASED?

     Shares of common stock may be purchased at any time but generally not later than thirty (30) days after the investment date. Temporary suspension of purchases may occur at any time when, in the judgment of the plan agent, the purchase of shares would violate any governmental, judicial, securities exchange or National Association of Securities Dealers, Inc. order. Dividend and voting rights will commence upon settlement of the purchase. For the purposes of making purchases, the plan agent will commingle your funds with those of all other participants.

DIVIDENDS

17.  HOW WILL DIVIDENDS BE PAID ON SHARES HELD IN PARTICIPANT ACCOUNTS?

     As record holder of the shares held in participants' account under the plan, the plan agent will receive dividends on all such shares held on each record date, will credit such dividends to participants' accounts on the basis of whole or fractional shares held in each account and will automatically reinvest these dividends in shares of common stock.

COSTS

18.  WHAT ARE THE COSTS TO A PARTICIPANT IN THE PLAN?

     You will incur no brokerage commissions, service charges or other expenses for purchases of common stock made under the plan. We will pay all costs of administration of the plan; however, you will be charged a fee when you withdraw from the plan or request a share certificate.

REPORTS TO PARTICIPANTS

19.  WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS?

     As soon as practicable after common stock is purchased for your account, the plan agent will send you a statement showing

    o the amount of the dividend and optional cash payment, if any, applied toward such investment,

    o  the taxes withheld, if any,

    o  the net amount invested,

    o  the number of shares purchased,

    o  the average cost per share,

    o the total shares accumulated under the plan, computed to three (3) decimal places,

    o  the cost basis of whole and fractional shares purchased, and

    o  the date of purchase.

     You will receive annually an Internal Revenue Service Form 1099, or any successor form, for the purpose of reporting dividend income received and other relevant information.

     In addition, you will receive the communications sent to every other holder of common stock, including the company's Annual Report and Notice of Annual Meeting and Proxy Statement.

CERTIFICATES FOR SHARES

20.  WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED?

     No. All plan shares will be registered in the name of the plan agent or its nominee, as agent for the participants. Certificates for shares purchased under the plan ("plan shares") will be issued to you only if you request such certificates in writing from the plan agent. Certificates for the number of whole plan shares you specify will be issued to you normally within fifteen (15) days of your signed written request. Any remaining whole or fractional plan shares will continue to be held by the plan agent as your agent. Certificates for fractional shares will not be issued under any circumstances.

     Shares of common stock held in your plan account may not be pledged, sold or otherwise transferred. If you want to pledge, sell or transfer your plan shares, you must first request that a certificate for those shares be issued in your name.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

21.  MAY I WITHDRAW SHARES HELD UNDER THE PLAN?

     Yes. You may withdraw any number of whole shares held in your account by requesting certificates for those shares as described in Question 20. Withdrawing some but not all of your shares will not terminate your participation in the plan.

22.  WILL DIVIDENDS ON SHARES WITHDRAWN FROM THE PLAN CONTINUE TO BE REINVESTED?

     If you authorized "Full Dividend Reinvestment" on your authorization card, cash dividends on the shares withdrawn from the plan will continue to be reinvested.

     If you authorized "Partial Dividend Reinvestment" on your authorization card, dividends will only be reinvested on the number of shares you specified on your authorization card. You may change the number of shares on which dividends are reinvested by completing a new authorization card specifying a different number of shares.

VOTING RIGHTS

23.  HOW WILL SHARES HELD BY THE PLAN AGENT BE VOTED?

     For each meeting of shareholders, the company will send you a proxy statement and form of proxy which covers both the shares registered in your name and all shares, including fractional shares, credited to your plan account as of the record date for the meeting.

STOCK DIVIDENDS, STOCK SPLITS, AND RIGHTS OFFERINGS

24.  WHAT HAPPENS IF THE COMPANY DECLARES A STOCK DIVIDEND OR A STOCK SPLIT?

     If there is a stock dividend or stock split, the plan agent will credit your account with the applicable number of whole and/or fractional shares of common stock based on the number of shares held in your plan account. Stock dividends or split shares distributed with respect to shares of common stock registered in your name will be mailed directly to you in the same manner as to shareholders who do not participate in the plan.

25.  WHAT HAPPENS IF THE COMPANY MAKES A RIGHTS OFFERING?

     In the event of a rights offering by the company, the plan agent will sell rights received with respect to plan shares held in your plan account, or in its discretion, may distribute rights to participants. If the plan agent sells all rights received with respect to plan shares, the plan agent will invest the proceeds of such sales in additional shares of common stock, which will be retained by the plan agent, as custodian, and credited proportionately to your plan account. Participants who wish to exercise such rights must request the plan agent to forward a share certificate to the participant (See Question 20 above). Such request must be made prior to the record date for exercising such rights.

     Rights on shares of common stock registered in your own name will be mailed directly to you.

TERMINATION OF PARTICIPATION

26.  HOW AND WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

     You may terminate your participation in the plan at any time by giving written notice of termination to the plan agent. Any notice received less than four (4) days prior to a record date shall not be effective until dividends and other accumulated funds, if any, have been invested and credited to your account.

     Within a reasonable time after termination, the plan agent will deliver to you

    o  a certificate for all whole shares held under the plan,

    o a check in lieu of the issuance of any fractional share in your account, equal to the fractional share multiplied by the fair market value per share of common stock, determined pursuant to the plan, on the date that you terminate participation in the plan, and

    o  a check representing any uninvested optional cash payments.

     You may be taxed on any cash received for a fractional share. See Question 29.

27.  MAY A PARTICIPANT REQUEST THAT SHARES HELD IN HIS OR HER PLAN ACCOUNT BE
SOLD?

     Yes. You may request that the plan agent sell all or part of the shares held in your plan account. If all shares in the account are sold, the account will be automatically terminated and you must complete a new authorization card to again participate in the plan.

     The shares will be sold by the plan agent at the market price of the common stock on the date of sale, as soon as practicable after such request is received by the plan agent. You will receive the proceeds of the sale, less any brokerage commissions, applicable transfer tax and service charges of the plan agent.

AMENDMENT AND TERMINATION OF PLAN

28.  MAY THE PLAN BE AMENDED, SUSPENDED OR TERMINATED?

     Yes. The company may amend, supplement, suspend, modify or terminate the plan at any time without the approval of the participants. To the extent practicable, you will be sent notice thirty (30) days prior to the effective date of any suspension, material amendment or termination and in all such events, you have the right to withdraw from the plan. Participants who do not withdraw from the plan before the effective date of an amendment will be deemed to have accepted the amendment.

FEDERAL INCOME TAX CONSEQUENCES

29.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

     The following discussion summarizes the principal federal income tax consequences, under current law, of participation in the plan. It does not address all potentially relevant federal income tax matters, including consequences peculiar to persons subject to special provisions of federal income tax law (such as tax-exempt organizations, insurance companies, and foreign persons). The discussion is based on various rulings of the Internal Revenue Service regarding several types of dividend reinvestment plans. No ruling, however, has been issued or requested regarding the plan. The following discussion is for your general information only, and you are urged to consult your own tax advisor to determine the particular tax consequences that may result from your participation in the plan and in the disposition of any shares of common stock purchased pursuant to the plan.

  REINVESTED DIVIDENDS

     Dividends that are reinvested to acquire shares of common stock will be taxable to you (including any fractional share), as if you received the dividends. For federal income tax purposes, you will have to report the receipt of dividend income equal to the fair market value of the common stock purchased with reinvested dividends. For example, if $100 of your dividends are reinvested to purchase shares of common stock with a fair market value of $100, the total amount of the dividend you will be treated as receiving for federal income tax purposes will be $100.

     The initial tax basis of shares of common stock you acquire with reinvested dividends will equal the amount of the dividend you are treated as having received for tax purposes. Consequently, your initial basis in a share acquired with reinvested dividends will be the share's purchase price. The holding period for shares of common stock acquired with reinvested dividends will begin the day after the date the shares are purchased for you. A whole share resulting from the acquisition of two or more fractional shares on different dates will have a split holding period, with the holding period for each fractional component beginning the day after the purchase date when the fraction was acquired.

     The foregoing discussion is based on the assumption that newly issued or treasury shares will be purchased from the company. If the shares are purchased on the open market, the payment of the applicable brokerage commissions by the company in connection with such purchases will be treated as additional dividend income to the participants and will increase the tax basis of those shares.

  OPTIONAL CASH PAYMENTS

     The purchase of shares of common stock under the plan with your optional cash payments will not be considered a taxable dividend. The initial tax basis in shares of common stock acquired with an optional cash payment will be the purchase price. The holding period for shares acquired with optional cash payments under the plan will begin the day after the purchase date. A share consisting of fractional shares purchased on different dates will have a split holding period, with the holding period for each fractional component beginning the day after its purchase date.

  RECEIPT OF SHARE CERTIFICATES AND CASH

     You will not realize any income when you receive certificates for whole shares credited to your account under the plan. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share.

OTHER INFORMATION

30.  WHO SHOULD BE CONTACTED WITH QUESTIONS CONCERNING THE PLAN?

     All inquiries concerning the plan should be directed to:

        American Stock Transfer & Trust Company
        Dividend Reinvestment Department
        40 Wall Street, 46th Floor
        New York, New York 10005
        (800) 278-4353

31.  WHO WILL INTERPRET THE PROVISIONS OF THE PLAN?

     Any question of interpretation arising under the plan will be determined by the company pursuant to applicable federal and state law and the rules and regulations of all regulatory authorities, and such determination shall be final and binding on all participants and the plan agent.

32.  WHO BEARS THE RISK OF MARKET FLUCTUATIONS IN THE COMMON STOCK?

     A participant's investment in shares held in his or her account is no different from investment in shares held directly. The participant bears all risk of loss and has the opportunity for gain from market price changes in the common stock.

RESPONSIBILITY OF THE COMPANY AND THE PLAN AGENT

33. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE PLAN AGENT WITH RESPECT TO THE PLAN?

     Neither the company nor the plan agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claim or liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of written notice of the death, the prices at which shares are purchased, the times when purchases or sales are made or any inability to purchase or sell common stock for any reason, or should recognize fluctuations in the market value of the common stock.

     The participants should realize that neither the company nor the plan agent can provide any assurance of a profit or protection against loss on any shares purchased under the plan.

                                USE OF PROCEEDS

     The net proceeds from the sale of the newly issued common stock or treasury shares of common stock offered pursuant to the plan will be used by the company for general corporate purposes.

                              PLAN OF DISTRIBUTION

     The common stock being sold under the plan is being distributed directly by us rather than through an underwriter, broker or dealer. You will not be charged any brokerage commissions or other fees for shares you purchase under the plan. Upon the sale of shares of common stock held under the plan, you will receive the proceeds of the sale, less any brokerage commissions, applicable transfer tax and service charges of the plan agent. See Question 27.

                                INDEMNIFICATION

     The company's Articles of Incorporation and Bylaws require the company to indemnify officers and directors of the company to the fullest extent permitted by Article 2.02-1 of the Business Corporation Act of the State of Texas (the "TBCA"). Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successfully in defending on the merits.

     The company's Articles of Incorporation provide that a director of the company will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of the director is expressly provided by statute.

     The company may provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while action in their capabilities as directors or officers of the company, whether or not the company would have the power to indemnify such person against such liability, as permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    EXPERTS

     The consolidated financial statements of the company for the years ended December 31, 1998 and 1997 incorporated in this prospectus and Registration Statement by reference to the company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report with respect thereto, and are incorporated herein by reference in reliance upon such report given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of the company for the year ended December 31, 1999 incorporated in this prospectus and Registration Statement by reference to the company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report with respect thereto, and are incorporated by reference in reliance upon such report given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the common stock offered hereby has been passed upon for the company by Bracewell & Patterson, L.L.P., Houston, Texas.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED BY REFERENCE ARE ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR THOSE DOCUMENTS ONLY.

                            ------------------------

                           SUMMARY TABLE OF CONTENTS

                                        Page
                                        ----
Where You Can Find More
  Information........................     2
Incorporation of Certain Information
  by Reference.......................     2
Description of the MetroCorp
  Bancshares, Inc. Dividend
  Reinvestment and Stock Purchase
  Plan...............................     4
Use of Proceeds......................    17
Plan of Distribution.................    17
Indemnification......................    17
Experts..............................    18
Legal Matters........................    18

                                 700,000 SHARES

                                     [LOGO]
                           METROCORP BANCSHARES, INC.

                                  COMMON STOCK
                               ($1.00 PAR VALUE)

                       ---------------------------------
                                   PROSPECTUS
                       ---------------------------------

                             DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN

                                 MARCH 31, 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an estimate of all expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities registered hereby:


Securities and Exchange Commission registration fee ....       $ 1,421
Transfer agent fees ....................................         4,000
Printing expenses ......................................         1,500
Legal fees and expenses of counsel for Registrant ......        10,000
Accounting fees and expenses ...........................         2,500
Miscellaneous ..........................................           579
                                                               -------
              TOTAL ....................................       $20,000


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

MetroCorp's Articles of Incorporation and Bylaws require MetroCorp to indemnify officers and directors of MetroCorp to the fullest extent permitted by Article 2.02-1 of the Business Corporation Act of the State of Texas (the "TBCA"). Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successfully in defending on the merits.

MetroCorp's Articles of Incorporation provide that a director of MetroCorp will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of the director is expressly provided by statute.

MetroCorp may provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while action in their capabilities as directors or officers of MetroCorp, whether or not MetroCorp would have the power to indemnify such person against such liability, as permitted by law.

ITEM16.  EXHIBITS

The following documents are filed as exhibits to this Registration Statement:

EXHIBIT NUMBER                DESCRIPTION OF EXHIBIT

5.1 Opinion of Bracewell & Patterson, L.L.P. as to the legality of the securities being registered

23.1       Consent of Deloitte & Touche LLP

23.2       Consent of PricewaterhouseCoopers LLP

23.3 Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1)

24.1       Powers of Attorney (included on page II-3).

99.1       MetroCorp Bancshares, Inc. Dividend Reinvestment and Stock Purchase
           Plan.


ITEM 17.  UNDERTAKINGS

A.    The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference n the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MARCH 31, 2000.


                                    MetroCorp Bancshares, Inc.
                                          (Registrant)


                                    By: /s/ DON J. WANG
                                            Don J. Wang
                                            Chairman of the Board and President


                               POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Don J. Wang or Ruth E. Ransom with full power to each of them to act without the other, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney- in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MARCH 31, 2000.


SIGNATURE                                 TITLE

/s/ DON J. WANG                Chairman of the Board and President
    Don J. Wang                (principal executive officer)


/s/ RUTH E. RANSOM             Senior Vice President and Chief Financial Officer
    Ruth E. Ransom             (principal financial officer and principal
                               accounting officer)


/s/ TOMMY F. CHEN              Director
    Tommy F. Chen

/s/ HELEN F. CHEN               Director
    Helen F. Chen

/s/ MAY P. CHU                  Director
    May P. Chu

/s/ JANE W. KWAN                Director
    Jane W. Kwan

/s/ GEORGE M. LEE               Director
    George M. Lee

/s/ JOHN LEE                    Director
    John Lee

/s/ DAVID TAI                   Director
    David Tai

/s/ JOE TING                    Director
    Joe Ting

                                 EXHIBIT INDEX

EXHIBIT NUMBER          DESCRIPTION OF EXHIBIT

5.1 Opinion of Bracewell & Patterson, L.L.P. as to the legality of the securities being registered

23.1       Consent of Deloitte & Touche LLP

23.2       Consent of PricewaterhouseCoopers LLP

23.3 Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1)

24.1       Powers of Attorney (included on page II-3).

99.1       MetroCorp Bancshares, Inc. Dividend Reinvestment and Stock Purchase
           Plan.